Exhibit 99.2

Paramount Global Announces the Pricing Terms of its Maximum Tender Offers for Certain Outstanding Debt Securities

NEW YORK – (PRNewswire) – November 17, 2023 – Paramount Global (“Paramount,” “we” or “our”) (NASDAQ: PARA, PARAA) today announced the pricing terms of its previously announced cash tender offers for the Maximum Offer Securities (as defined below) (the “Maximum Offer”). The Maximum Offer consists of the offer to purchase up to $540,922,623.28 aggregate purchase price of the Company’s 4.00% Senior Notes due 2026, 2.90% Senior Notes due 2027 and 3.375% Senior Notes due 2028 (collectively, the “Maximum Offer Securities”) validly tendered and accepted for purchase (in each case, excluding accrued and unpaid interest to, but not including, the applicable settlement date and excluding fees and expenses) (the “Maximum Offer Amount”). The Maximum Offer is open to all registered holders of the Maximum Offer Securities (collectively, the “Holders”). The Maximum Offer is subject to proration and order of priority (the “Acceptance Priority Levels”) as set forth in the Offer to Purchase dated November 2, 2023 (as amended or supplemented, the “Offer to Purchase”) and the table below.

The applicable Total Consideration (set forth in the table below) for each series of Maximum Offer Securities validly tendered and accepted for purchase pursuant to the Maximum Offer was determined by reference to the applicable fixed spread over the yield to maturity based on the bid side price of the applicable Reference U.S. Treasury Security, in each case as set forth in the table below. The Reference Yields, as determined pursuant to the Offer to Purchase, set forth in the table below were determined at 10:00 a.m., New York City time, on November 17, 2023, by the Dealer Managers (as defined below).

The following table sets forth certain information regarding the Maximum Offer Securities that are expected to be accepted for purchase and the Maximum Offer:

Title of Security	CUSIP Number	Acceptance Priority Level(1)	Principal Amount Outstanding	Reference U.S. Treasury Security	Bloomberg Reference Page(2)	Reference Yield	Fixed Spread (basis points)(3)	Total Consideration(3)(4)	Principal Amount Tendered	Principal Amount Expected to be Accepted for Purchase
4.00% Senior Notes due 2026	124857 AQ6	1	$800,000,000	4.625% UST due October 15, 2026	FIT1	4.644%	120	$963.18	$453,312,000	$453,312,000
2.90% Senior Notes due 2027	124857 AR4	2	$700,000,000	4.875% UST due October 31, 2028	FIT1	4.460%	195	$901.25	$244,249,000	$115,729,000(5)

(1)	Subject to the Maximum Offer Amount and proration, the principal amount of each series of Maximum Offer Securities that is purchased in the Maximum Offer will be determined in accordance with the applicable Acceptance Priority Level (in numerical priority order with 1 being the highest Acceptance Priority Level and 2 being the lowest) specified in this column.
(2)	The applicable page on Bloomberg from which the Dealer Managers (as defined below) quoted the bid side prices of the applicable U.S. Treasury Security. In the above table, "UST" denotes a U.S. Treasury Security.
(3)	Includes the Early Tender Premium (as defined below).
(4)	Per $1,000 principal amount of Maximum Offer Securities validly tendered on or prior to the Early Tender Deadline (as defined below) and accepted for purchase.
(5)	Subject to proration.

Holders of Maximum Offer Securities validly tendered and not validly withdrawn on or prior to 5:00 p.m., New York City time, on November 16, 2023 (the “Early Tender Deadline”) and accepted for purchase will receive the applicable Total Consideration set forth in the table above, which includes an early tender premium of $30.00 per $1,000 principal amount of the Maximum Offer Securities accepted for purchase (the “Early Tender Premium”). In addition to the applicable Total Consideration, the Holders of Maximum Offer Securities validly tendered and not validly withdrawn on or prior to the Early Tender Deadline and accepted for purchase will also receive accrued and unpaid interest rounded to the nearest cent, on such $1,000 principal amount of Maximum Offer Securities from the last applicable interest payment date up to, but not including, the Early Settlement Date (as defined below).

Because the aggregate purchase price of the 4.00% Senior Notes due 2026 and 2.90% Senior Notes due 2027 validly tendered and not validly withdrawn on or prior to the Early Tender Deadline is expected to exceed the Maximum Offer Amount, Paramount expects to accept all of the validly tendered 4.00% Senior Notes due 2026, the validly tendered 2.90% Senior Notes due 2027 on a prorated basis using a proration factor of approximately 47.57% and none of the validly tendered 3.375% Senior Notes due 2028. Although the Maximum Offer is scheduled to expire at 5:00 p.m., New York City time, on December 4, 2023 (such date and time, as may be extended or earlier terminated by Paramount), because the Maximum Offer was fully subscribed as of the Early Tender Deadline, Paramount does not expect to accept for purchase any Maximum Offer Securities tendered after the Early Tender Deadline. Maximum Offer Securities tendered and not accepted for purchase will be promptly returned to the tendering Holders as described in the Offer to Purchase.

The settlement date for Maximum Offer Securities validly tendered and not validly withdrawn on or prior to the Early Tender Deadline and accepted for purchase is expected to be November 21, 2023, the third business day after the Early Tender Deadline (the “Early Settlement Date”).

Paramount’s obligation to accept for purchase, and to pay for, the Maximum Offer Securities validly tendered and not validly withdrawn in the Maximum Offer is subject to the satisfaction or waiver of the conditions as described in the Offer to Purchase. Paramount reserves the absolute right, subject to applicable law, to: (i) waive any and all conditions applicable to the Maximum Offer; (ii) extend or terminate the Maximum Offer; (iii) increase or decrease the Maximum Offer Amount without extending the Early Tender Deadline or the Maximum Offer Withdrawal Deadline; or (iv) otherwise amend the Maximum Offer in any respect.

Information Relating to the Maximum Offer

RBC Capital Markets, LLC, SMBC Nikko Securities America, Inc., TD Securities (USA) LLC and Wells Fargo Securities, LLC are acting as the dealer managers for the Maximum Offer (together, the “Dealer Managers”). The information agent and tender agent for the Maximum Offer is Global Bondholder Services Corporation (the “Tender Agent”). Copies of the Offer to Purchase and the Notice of Guaranteed Delivery may be accessed at the following link: https://www.gbsc-usa.com/paramount. Questions regarding the procedures for tendering the Maximum Offer Securities may be directed to the Tender Agent by telephone at (855) 654-2015 (toll-free) or (212) 430-3774 (banks and brokers) or by email at contact@gbsc-usa.com. Questions regarding the Maximum Offer should be directed to RBC Capital Markets, LLC, Liability Management, at (212) 618-7843 (collect) or (877) 381-2099 (toll-free) or by email at liability.management@rbccm.com, SMBC Nikko Securities America, Inc., Debt Capital Markets – Liability Management, at (888) 284-9760 (toll-free) or by email at liabilitymanagement@smbcnikko-si.com, TD Securities (USA) LLC, Liability Management, at (212) 827-2842 (collect) or (866) 584-2096 (toll-free) or by email at LM@tdsecurities.com, or Wells Fargo Securities, LLC, Liability Management Group at (704) 410-4756 (collect) or (866) 309-6316 (toll-free) or by email at liabilitymanagement@wellsfargo.com.

This press release is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell with respect to any securities. The solicitation of offers to sell the Maximum Offer Securities is only being made pursuant to the terms of the Offer to Purchase. The offer is not being made in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. None of Paramount, the Dealer Managers, the Tender Agent, the trustees with respect to the Maximum Offer Securities or any of their respective affiliates is making any recommendation as to whether Holders should tender their Maximum Offer Securities in connection with the Maximum Offer.

ABOUT PARAMOUNT

Paramount (NASDAQ: PARA, PARAA) is a leading global media, streaming and entertainment company that creates premium content and experiences for audiences worldwide. Driven by iconic consumer brands, its portfolio includes CBS, Showtime Networks, Paramount Pictures, Nickelodeon, MTV, Comedy Central, BET, Paramount+ and Pluto TV. The company holds one of the industry's most extensive libraries of TV and film titles. In addition to offering innovative streaming services and digital video products, Paramount provides powerful capabilities in production, distribution, and advertising solutions.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This communication contains both historical and forward-looking statements. Statements that describe our objectives, plans or goals are or may be forward-looking statements. These forward-looking statements reflect our current expectations concerning future results and events; generally can be identified by the use of statements that include phrases such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “foresee,” “likely,” “will,” “may,” “could,” “estimate” or other similar words or phrases; and involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause our actual results, performance or achievements to be different from any future results, performance or achievements expressed or implied by these statements. These risks, uncertainties and other factors include, among others: risks related to our streaming business; the adverse impact on our advertising revenues as a result of changes in consumer viewership, advertising market conditions and deficiencies in audience measurement; risks related to operating in highly competitive industries, including cost increases; our ability to maintain attractive brands and to offer popular content; changes in consumer behavior, as well as evolving technologies and distribution models; the potential for loss of carriage or other reduction in or the impact of negotiations for the distribution of our content; damage to our reputation or brands; risks related to our ongoing investments in new businesses, products, services, technologies and other strategic activities; losses due to asset impairment charges for goodwill, intangible assets, FCC licenses and programming; risks related to environmental, social and governance (ESG) matters; evolving business continuity, cybersecurity, privacy and data protection and similar risks; content infringement; domestic and global political, economic and regulatory factors affecting our businesses generally; the impact of COVID-19 and other pandemics and measures taken in response thereto; liabilities related to discontinued operations and former businesses; the loss of existing or inability to hire new key employees or secure creative talent; strikes and other union activity; volatility in the price of our common stock; potential conflicts of interest arising from our ownership structure with a controlling stockholder; and other factors described in our news releases and filings with the Securities and Exchange Commission, including but not limited to our most recent Annual Report on Form 10-K and reports on Form 10-Q and Form 8-K. There may be additional risks, uncertainties and factors that we do not currently view as material or that are not necessarily known. The forward-looking statements included in this communication are made only as of the date of this communication and we do not undertake any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

Press:

Justin Dini

Executive Vice President, Head of Communications

(212) 846-2724

justin.dini@paramount.com

Allison McLarty

Senior Vice President, Corporate and Financial Communications

(630) 247-2332

allison.mclarty@paramount.com

Investors:

Jaime Morris

Executive Vice President, Investor Relations

(646) 824-5450

jaime.morris@paramount.com